Exhibit 10.1

SHARE REPURCHASE AGREEMENT

This SHARE REPURCHASE AGREEMENT, dated as of March 31, 2021 (this “Agreement”), is by and between by and between Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), and Agios Pharmaceuticals, Inc., a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, BMS desires for the BMS Entities (as defined below) to sell shares of common stock, par value $0.001 per share, of the Purchaser (“Common Shares”) to the Purchaser, and the Purchaser desires to purchase Common Shares from the BMS Entities, on the terms and conditions set forth in this Agreement (the “Repurchase Transaction”).

NOW, THEREFORE, in consideration of the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF COMMON SHARES

Section 1.1    Purchase. Subject to the terms and conditions of this Agreement, including Section 1.3, BMS shall cause the BMS Entities to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the BMS Entities, an aggregate of 7,121,658 Common Shares (the “Shares”) on such date (the “Closing Date”) as is mutually agreed by the parties in writing by 5 pm on April 2, 2021; provided, however, that the Closing Date shall not be deferred beyond April 15, 2021; provided, further, that, if after the execution of this Agreement and prior to the Closing Date, any of the following events specified in clauses (1), (2), (3) or (4) below shall have occurred in such a manner that shall make it impracticable for either party to consummate the transactions contemplated by this Agreement on the first proposed Closing Date, then the Closing Date shall be deferred to the first date on which none of the following events specified in clauses (1), (2), (3) or (4) below shall be in effect or, if earlier, when the parties shall be able to consummate the transactions contemplated by this Agreement (but in no event shall the Closing Date be deferred beyond April 15, 2021): (1) trading generally have been suspended or materially limited on the Nasdaq Stock Market; (2) trading of any securities issued or guaranteed by the Purchaser have been suspended on any exchange or in any over-the-counter market; (3) a general moratorium on commercial banking activities have been declared by federal or New York State authorities; or (4) there have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, which makes it impracticable to consummate the transactions contemplated by this Agreement. The purchase price for the Shares shall be equal to $344,535,309.59 (the “Purchase Price”), or approximately $48.3785 per share.

Section 1.2    Closing. On the Closing Date, BMS shall deliver or cause to be delivered to the Purchaser all of the rights, titles and interests of Celgene Corporation, Celgene Switzerland LLC, Celgene European Investment Company LLC, and Celgene Alpine Investment Co., LLC (collectively, the “BMS Entities”) and of BMS in and to the Shares by delivery of a duly executed stock powers or other instruments of assignment and, in the case of Shares represented by one or more physical certificates, delivery of such certificates. On the Closing Date, the Purchaser shall pay to each BMS Entity its portion of the Purchase Price in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions to be provided by BMS to the Purchaser.

Section 1.3    Withholding. The Purchaser and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts paid or payable pursuant to this Agreement such amount as the Purchaser or such other applicable withholding agent is required to deduct and withhold with respect to such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of law; provided that if the recipient of such payment is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) and provides the Purchaser or other applicable withholding agent with a properly completed and executed Internal Revenue Service Form W-9 or such withholding is not required by law as established by other applicable documentation (including, but not limited, to a properly completed and executed appropriate Internal Revenue Service Form W-8BEN) prior to the Closing Date, and, in each case, an appropriate certification with respect to the application of Section 302 of the Code reasonably satisfactory to the Purchaser, the Purchaser or other applicable withholding agent shall not deduct or withhold any amounts with respect to U.S. taxes unless it informs BMS prior to the execution of this Agreement that it plans on deducting or withholding any amount. Purchaser shall inform BMS prior to the Closing Date if Purchaser plans on deducting or withholding any amount as of the Closing Date. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Section 1.4    Conditions to Closing. The obligation of (a) either party to consummate the Repurchase Transaction shall be conditioned upon the absence of any judgment, injunction, law, judicial order or decree that would prohibit, prevent, render illegal or enjoin the consummation of the transactions contemplated hereby or any pending action, suit or proceeding which challenges the validity or legality of the Repurchase Transaction; (b) BMS to consummate the Repurchase Transaction shall be further conditioned upon the representations of the Purchaser set forth in Section 3.6 of this Agreement being true and correct in all respects; and (c) Purchaser to consummate the Repurchase Transaction shall be further conditioned upon (i) the representations and warranties of BMS set forth in Section 2.3 of this Agreement being true and correct in all respects and (ii) the receipt by the Purchaser of the Closing Purchase Price (as defined in the Oncology Sale Agreement) in connection with the closing of the transactions contemplated by that certain Purchase and Sale Agreement, dated as of December 20, 2020, by and among the Purchaser, Servier Pharmaceuticals, LLC, a Delaware limited liability company, and solely for purposes of guaranteeing certain obligations therein, Servier S.A.S., a French societe par actions simplifiee (the “Oncology Sale Agreement”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BMS

BMS hereby makes the following representations and warranties to the Purchaser, each of which is true and correct as of the date hereof and as of the Closing Date.

Section 2.1    Existence and Power.

(a)    BMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)    The execution and delivery of this Agreement by BMS and the consummation by BMS and the BMS Entities of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings in connection with BMS’s or the BMS Entities’ obligations under federal securities laws, including pursuant to Section 16 or Regulation 13D under the Securities Exchange Act of 1934 (“Exchange Act”)) filing by BMS or any BMS Entity with, any governmental authority or regulatory authority, including any stock exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over BMS or any BMS Entity; and (ii) except as would not have an adverse effect on the ability of BMS or any BMS Entity to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of BMS or any BMS Entity, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which BMS, any BMS Entity or any of their respective affiliates is a party, (B) BMS or any BMS Entity’s organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body.

Section 2.2    Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by BMS and, assuming the due execution and delivery of this Agreement by the Purchaser, constitutes a legal, valid and binding obligation of BMS, enforceable against BMS in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors and general principles of equity (collectively, the “Enforceability Exceptions”). BMS has duly taken all necessary corporate action to authorize the execution and delivery of this Agreement and to effect the performance of this Agreement and the transactions contemplated hereby.

Section 2.3    Title to Shares. The BMS Entities have good and valid title to the Shares free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, and has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Shares or its ownership rights in such Shares to any person or (b) given any person any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Shares.

Section 2.4    Sophistication of BMS. BMS, on behalf of itself and each BMS Entity, acknowledges and agrees that, except as set forth in this Agreement, the Purchaser is not making any express or implied warranties in connection with the transactions contemplated hereby, including the Repurchase Transaction. BMS, on behalf of itself and each BMS Entity, acknowledges that each of BMS and the BMS Entities has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the transactions contemplated hereby, including the Repurchase Transaction, and of making an informed investment decision. Each of BMS, on behalf of itself and each BMS Entity, and its respective advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Purchaser concerning the Shares and the Purchaser and all such questions have been answered to BMS’s full satisfaction. Neither BMS nor any other BMS Entity is relying on the Purchaser with respect to the tax and other economic considerations of the transactions contemplated hereby, including the Repurchase Transaction, and each of BMS and the BMS Entities has relied on the advice of, or has consulted with, its own advisors.

Section 2.5    Brokers. There is no broker, investment banker or financial advisor of BMS, any BMS Entity or any of their respective affiliates that would be entitled any broker’s, finder’s, financial advisor’s or other similar fee or commission from Purchaser or any of its affiliates in connection with the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in the disclosure letter delivered by the Purchaser to BMS contemporaneously herewith, the Purchaser hereby makes the following representations and warranties to BMS, each of which is true and correct as of the date hereof and as of the Closing Date.

Section 3.1    Existence and Power.

(a)    The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b)    The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (i) do not require, except as have been obtained prior to the date hereof, the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental or regulatory authority, including any stock exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over the Purchaser or any of its subsidiaries; and (ii) except as would not have an adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Purchaser, any of the Purchaser’s subsidiaries or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Purchaser or any of its subsidiaries is a party, (B) the Purchaser’s or any of its subsidiaries’ organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body.

Section 3.2    Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement by BMS, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by the Enforceability Exceptions. The Purchaser has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.3    Sufficient Funds. Subject to receipt of the Closing Purchase Price as contemplated by the Oncology Sale Agreement, the Purchaser will have as of the Closing Date access to legally available funds sufficient to consummate the Repurchase Transaction. The Repurchase Transaction will be in compliance with Section 160 of the Delaware General Corporation Law.

Section 3.4    Sophistication of the Purchaser. The Purchaser acknowledges and agrees that, except as set forth in this Agreement, BMS is not making any express or implied warranties in connection with the Repurchase Transaction. The Purchaser has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision. The Purchaser and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of BMS concerning the Shares and BMS and all such questions have been answered to the Purchaser’s full satisfaction. The Purchaser is not relying on BMS with respect to the tax and other economic considerations of the Repurchase Transaction, and the Purchaser has relied on the advice of, or has consulted with, the Purchaser’s own advisors.

Section 3.5    Brokers. There is no broker, investment banker or financial advisor of the Purchaser or any of its affiliates that would be entitled any broker’s, finder’s, financial advisor’s or other similar fee or commission from BMS or any of its affiliates in connection with the transactions contemplated by this Agreement.

Section 3.6    No MNPI. As of the date of this Agreement, Purchaser does not have any actual knowledge of any material, nonpublic information about the Purchaser or the Common Shares, and Purchaser is not entering into this Agreement as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Exchange Act.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1    Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid) with return receipt requested, sent in the form of email transmission with receipt confirmation requested or sent by reputable overnight courier service (charges prepaid) to the address and to the attention of the person set forth in this Agreement. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested, immediately upon confirmation of receipt of an email transmission and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

If to the Purchaser, to:

Agios Pharmaceuticals, Inc.
88 Sidney St.
Cambridge, MA 02139
Attn: Jonathan Biller, Chief Financial Officer, Head of Corporate and Legal Affairs
Email: jonathan.biller@agios.com

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn: Steven A. Cohen, Esq.
David K. Lam, Esq.
Email: SACohen@wlrk.com
DKLam@wlrk.com

if to BMS, to:

Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: Executive Vice President, Strategy and Business Development
Email: Elizabeth.Mily@bms.com; bd-investments@bms.com

with a copy to:

Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000

Attention: Senior Vice President and Associate General Counsel, Transactions Law
Email: Casarine.Chong@bms.com; bd-investments@bms.com

Section 4.2    Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior written and contemporaneous oral agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.3    Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This Agreement may not be assigned to any person without the prior written consent of the non-assigning party.

Section 4.4    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 4.5    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without giving effect to principles of conflicts of laws. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

Section 4.6    No Third-Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto any rights hereunder, and no such person shall be entitled to sue any party hereto with respect thereto.

Section 4.7    Waiver; Consent. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 4.8    Further Assurances. Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement, as may be reasonably necessary in order to accomplish the transactions contemplated hereby.

Section 4.9    Costs and Expenses. Each party hereto shall each pay its own respective costs and expenses, including any commission or finder’s fee to any broker or finder, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 4.10    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.11    Captions. The article and section captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 4.12    Confidentiality; Public Announcements.

(a)    Each party shall keep confidential and not disclose any nonpublic information provided by the other party or its agents for such party’s use in connection with the Repurchase Transaction or the negotiation of this Agreement (the “Confidential Information”), and shall not publish, disclose or otherwise divulge, such Confidential Information without such other party’s prior written consent, except to such party’s officers, directors, agents, or employees on a confidential and need-to-know basis; provided that such party accepts responsibility for compliance by such parties with the provisions of this Agreement; provided, further, that nothing herein shall prevent such party from disclosing any Confidential Information (a) pursuant to the order of any court or administrative agency or in any legal, judicial or administrative proceeding, or otherwise as required by applicable law based on the advice of counsel (in which case such party agrees, to the extent not prohibited by applicable law or regulation, to inform the other party promptly thereof prior to disclosure), (b) pursuant to obligations of such party under law, regulation or any listing agreement with any securities exchange or the requirements of any self-regulatory organization or as contemplated by Section 4.12(b) (in which case such party agrees, to the extent not prohibited by applicable law or regulation, to inform the other party promptly thereof prior to disclosure), (c) in response to routine examinations, regulatory sweeps and other regulatory inquiries by a regulatory or self-regulatory authority, bank examiner or auditor, and (d) to the extent that such Confidential Information becomes publicly available other than by reason of improper disclosure by such party.

(b)    Subject to each party’s disclosure obligations imposed by law or obligations pursuant to any listing agreement with any securities exchange or the requirements of any self-regulatory organization, each of the parties hereto will cooperate with each other party in the development and dissemination of all public news releases and other public information containing disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement (it being understood that the Purchaser intends to issue a press release announcing execution of this Agreement with a description of the terms of this Agreement in substantially the form presented by Purchaser to BMS).

Section 4.13    Specific Performance. The parties acknowledge and agree that a party would not be made whole by monetary damages in the event that any of the provisions of this Agreement are not performed by each other party in accordance with their specific terms or are otherwise breached. Accordingly, the parties agree that, in any such event, the parties shall be entitled to seek an injunction or injunctions to specifically enforce the terms and provisions hereof in an action instituted in any court of the State of Delaware having subject matter jurisdiction in respect thereof, and the parties further hereby agree to waive any requirement for the securing or posting of a bond in connection with the obtaining of such injunctive or other equitable relief.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE PURCHASER:

AGIOS PHARMACEUTICALS, INC.

By:	/s/ Jonathan Biller
	Name:	Jonathan Biller
	Title:	Chief Financial Officer, Head of Corporate and Legal Affairs

BMS:

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Elizabeth Mily
	Name:	Elizabeth Mily
	Title:	Executive Vice President